      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 3, 1999


                                                                 (NO. 333-75603)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                                  U.S. BANCORP
             (Exact name of registrant as specified in its charter)

          DELAWARE                         6711                        41-0255900
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
     of Incorporation or        Classification Code Number)      Identification Number)
        Organization)

                      U.S. BANCORP                                           LEE R. MITAU, ESQ.
                    U.S. BANK PLACE                                           U.S. BANK PLACE
                601 SECOND AVENUE SOUTH                                   601 SECOND AVENUE SOUTH
           MINNEAPOLIS, MINNESOTA 55402-4302                         MINNEAPOLIS, MINNESOTA 55402-4302
                     (612) 973-1111                                            (612) 973-1111
  (Address, including zip code, and telephone number,        (Name, address, including zip code, and telephone
including area code, of registrant's principal executive     number, including area code, of agent for service)
                        offices)

                            ------------------------

                                   COPIES TO:

          ELIZABETH C. HINCK, ESQ.                       KURT L. KICKLIGHTER, ESQ.
            Dorsey & Whitney LLP                          FRANKLIN T. LLOYD, ESQ.
           2200 South Sixth Street                      Higgs, Fletcher & Mack LLP
        Minneapolis, Minnesota 55402                   401 West A Street, Suite 2600
               (612) 340-8877                           San Diego, California 92101
                                                              (619) 236-1551

    Approximate date of commencement of proposed sale of the securities to the public: as soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /


                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Delaware law, U.S. Bancorp will indemnify its directors and officers under certain circumstances against all expenses and liabilities incurred by them as a result of suits brought against them as such directors and officers. The indemnified directors and officers must act in good faith and in a manner they reasonably believe to be in the best interests of USB, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. USB will not indemnify directors and officers for expenses in respect of any matter as to which the indemnified directors and officers shall have been adjudged to be liable to USB, unless the court in which such action or suit was brought shall otherwise determine. USB may indemnify officers and directors only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

    Article Ninth of the USB Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to USB or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to USB or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable for unlawful payment of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the directors derived an improper personal benefit.

    The Bylaws of USB provide that the officers and directors of USB shall be indemnified to the full extent permitted by Delaware law, as amended from time to time. The Board of Directors has discretion to indemnify any employee of USB for actions arising by reason of the employee's employment with USB. USB shall pay expenses incurred by officers and directors in defending actions in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law. USB maintains a standard policy of officers' and directors' liability insurance.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


       (A) EXHIBITS.

      2.1  Agreement and Plan of Reorganization dated February 18, 1999, as amended and restated
           as of March 26, 1999, by and between USB and BOC. (Included in Proxy
           Statement/Prospectus as Appendix A.) The registrant agrees to furnish a supplemental copy of omitted schedules to the Commission upon request.

      4.1  Certificate of Designation and Terms of Term Participating Preferred Stock of U.S.
           Bancorp (Previously Filed).

      4.2  Bylaws of USB, as amended. (Incorporated by reference to Exhibit 3.1 to the report on
           Form 10-Q for the quarter ended June 30, 1998.)

      4.3  [Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the Securities and Exchange Commission upon request.]

      4.4  Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago
           Trust Company of New York, as Warrant Agent and Form of Warrant. (Incorporated by
           reference to Exhibits 4.18 and 4.19 to Registration Statement on Form S-3, File No.
           33-61667.)

      4.5  Warrant Agreement, dated as of November 20, 1990, between Metropolitan Financial
           Corporation and American Stock Transfer and Trust Company, as Warrant Agent;
           Supplemental Warrant Agreement, dated as of January 24, 1995, between U.S. Bancorp and
           American Stock Transfer and Trust Company, as Warrant Agent; and Form of Warrant.
           (Incorporated by reference to Exhibit 4E to report on Form 10-K for the year ended
           December 31, 1996.)

      5.1  Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered (Filed herewith).

      8.1  Opinion and consent of Dorsey & Whitney LLP as to the correctness of the tax disclosure sections in this Form S-4 (Filed herewith).

       12  Statement re: Computation of Ratio of Earnings to Fixed Charges. (Incorporated by
           reference to Exhibit 12 to report on Form 10-K for the year ended December 31, 1998.)

     23.1  Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1.)

     23.2  Consent of Ernst & Young LLP (relating to financial statements of USB) (Previously
           Filed).

     23.3  Consent of Deloitte & Touche, LLP (relating to financial statements of BOC)
           (Previously Filed).

     24.1  Powers of Attorney (Previously Filed).

       27  Financial Data Schedule. (Incorporated by reference to Exhibit 27 to report on Form
           10-K for the year ended December 31, 1998.)

     99.1  Form of Proxy for Annual Meeting of Shareholders of BOC (Previously Filed).

     99.2  Articles of Incorporation of BOC (Previously Filed).

     99.3  Bylaws of BOC, as amended (Previously Filed).

     99.4  Opinion of Keefe, Bruyette & Woods, Inc. (Included as Appendix B to the Proxy
           Statement/ Prospectus.).

       (B) FINANCIAL STATEMENT SCHEDULES.

           None.

       (C) REPORTS, OPINIONS AND APPRAISALS.

           None.


ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to its articles, bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on May 3, 1999.


                                U.S. BANCORP

                                By:            /s/ JOHN F. GRUNDHOFER
                                     -----------------------------------------
                                                 John F. Grundhofer
                                        CHAIRMAN, PRESIDENT, CHIEF EXECUTIVE
                                                OFFICER AND DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE AND TITLE                          DATE
------------------------------------------------  ----------------------


             /s/ JOHN F. GRUNDHOFER                    May 3, 1999
     --------------------------------------
               John F. Grundhofer
      Chairman, President, Chief Executive
             Officer, and Director
         (principal executive officer)

              /s/ SUSAN E. LESTER                      May 3, 1999
     --------------------------------------
                Susan E. Lester
          Executive Vice President and
            Chief Financial Officer
         (principal financial officer)

             /s/ TERRANCE R. DOLAN                     May 3, 1999
     --------------------------------------
               Terrance R. Dolan
      Senior Vice President and Controller
         (principal accounting officer)

                       *                               May 3, 1999
     --------------------------------------
                Linda L. Ahlers
                    Director

                       *                               May 3, 1999
     --------------------------------------
                Harry L. Bettis
                    Director

              SIGNATURE AND TITLE                          DATE
------------------------------------------------  ----------------------

                       *                               May 3, 1999
     --------------------------------------
                Gerry B. Cameron
                    Director

                       *                               May 3, 1999
     --------------------------------------
             Carolyn Silva Chambers
                    Director

                       *                               May 3, 1999
     --------------------------------------
             Arthur D. Collins, Jr.
                    Director

                       *                               May 3, 1999
     --------------------------------------
                 Peter H. Coors
                    Director

                       *                               May 3, 1999
     --------------------------------------
                Robert L. Dryden
                    Director

                       *                               May 3, 1999
     --------------------------------------
                Joshua Green III
                    Director

                       *                               May 3, 1999
     --------------------------------------
                 Roger L. Hale
                    Director

                       *                               May 3, 1999
     --------------------------------------
               Delbert W. Johnson
                    Director

                       *                               May 3, 1999
     --------------------------------------
                Joel W. Johnson
                    Director

                       *                               May 3, 1999
     --------------------------------------
              Richard L. Knowlton
                    Director

              SIGNATURE AND TITLE                          DATE
------------------------------------------------  ----------------------

                       *                               May 3, 1999
     --------------------------------------
                 Jerry W. Levin
                    Director

                       *                               May 3, 1999
     --------------------------------------
               Edward J. Phillips
                    Director

                       *                               May 3, 1999
     --------------------------------------
                Paul A. Redmond
                    Director

                       *                               May 3, 1999
     --------------------------------------
               Richard G. Reiten
                    Director

                       *                               May 3, 1999
     --------------------------------------
                S. Walter Richey
                    Director

                       *                               May 3, 1999
     --------------------------------------
               Richard L. Schall
                    Director

                       *                               May 3, 1999
     --------------------------------------
               Walter Scott, Jr.
                    Director

                       *                               May 3, 1999
     --------------------------------------
                Warren R. Staley
                    Director

         *By:      /s/ SUSAN E. LESTER
      -----------------------------------
                Susan E. Lester
         Pro se and as Attorney-in-Fact

                                 EXHIBIT INDEX


                                                                                                                    PAGE
                                                                                                                    -----

      2.1  Agreement and Plan of Reorganization dated February 18, 1999, as amended and restated as of March
           26, 1999, by and between USB and BOC. (Included in Proxy Statement/ Prospectus as Appendix A.) The
           registrant agrees to furnish a supplemental copy of omitted schedules to the Commission upon request.

      4.1  Certificate of Designation and Terms of Term Participating Preferred Stock of U.S. Bancorp
           (Previously Filed).

      4.2  Bylaws of USB, as amended. (Incorporated by reference to Exhibit 3.1 to the report on Form 10-Q for the quarter ended June 30, 1998.)

      4.3  [Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, copies of instruments defining the rights of holders of long-term debt are not filed. U.S. Bancorp agrees to furnish a copy thereof to the
           Securities and Exchange Commission upon request.]

      4.4  Warrant Agreement, dated as of October 2, 1995, between U.S. Bancorp and First Chicago Trust Company of New York, as Warrant Agent and Form of Warrant. (Incorporated by reference to Exhibits 4.18 and
           4.19 to Registration Statement on Form S-3, File No. 33-61667.)

      4.5  Warrant Agreement, dated as of November 20, 1990, between Metropolitan Financial Corporation and
           American Stock Transfer and Trust Company, as Warrant Agent; Supplemental Warrant Agreement, dated as of January 24, 1995, between U.S. Bancorp and American Stock Transfer and Trust Company, as
           Warrant Agent; and Form of Warrant. (Incorporated by reference to Exhibit 4E to report on Form 10-K for the year ended December 31, 1996.)

      5.1  Opinion and consent of Dorsey & Whitney LLP as to legality of the securities being registered (Filed herewith).

      8.1  Opinion and consent of Dorsey & Whitney LLP as to the correctness of the tax disclosure sections in this Form S-4 (Filed herewith).

       12  Statement re: Computation of Ratio of Earnings to Fixed Charges. (Incorporated by reference to
           Exhibit 12 to report on Form 10-K for the year ended December 31, 1998.)

     23.1  Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1.)

     23.2  Consent of Ernst & Young LLP (relating to financial statements of USB) (Previously Filed).

     23.3  Consent of Deloitte & Touche, LLP (relating to financial statements of BOC) (Previously Filed).

     24.1  Powers of Attorney (Previously Filed).

       27  Financial Data Schedule. (Incorporated by reference to Exhibit 27 to report on Form 10-K for the year ended December 31, 1998.)

     99.1  Form of Proxy for Annual Meeting of Shareholders of BOC (Previously Filed).

     99.2  Articles of Incorporation of BOC (Previously Filed).

     99.3  Bylaws of BOC, as amended (Previously Filed).

     99.4  Opinion of Keefe, Bruyette & Woods, Inc. (Included as Appendix B to the Proxy
           Statement/Prospectus.).